UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 10, 2008
M.D.C. Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
4350 South Monaco Street, Suite 500, Denver, Colorado 80237
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (303) 773-1100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; and

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 10, 2008, M.D.C. Holdings, Inc. (the “Company”) and Paris G. Reece III, the Company’s Executive Vice President, Chief Financial Officer and Principal Accounting Officer, entered into an Employment and Consulting Agreement under which Mr. Reece will continue to provide services to the Company on a more limited basis after the effective date of Mr. Reece’s retirement as an officer of the Company (the “Retirement Date”). Mr. Reece’s Retirement Date is the later of: (a) the close of business on August 1, 2008, or (b) the close of business on the first business day following the filing of the Company’s quarterly report on Form 10-Q for the period ending June 30, 2008 and the occurrence of the Company’s earnings release conference call for that period.
The Employment and Consulting Agreement is filed as Exhibit 10.1 to this report.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employment and Consulting Agreement, dated April 10, 2008.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.
Dated: April 11, 2008	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Employment and Consulting Agreement, dated April 10, 2008.

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